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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 27, 1999

                                 Mark VII, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                   0-14810                  43-1074964
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
     of Incorporation)             File Number)           Identification No.)

  965 Ridge Lake Boulevard                                   38120
     Memphis, Tennessee                                    (Zip Code)
   (Address of Principal
     Executive Offices)

       Registrant's telephone number, including area code: (901) 767-4455

                                    No Change
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          (Former name or former address, if changed since last report)

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Item 5. Other Events.

            Mark VII, Inc., a Delaware corporation (the "Company"), MSAS Global Logistics Inc., a New York Corporation ("Parent") and MSAS Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 27, 1999, providing for the acquisition of the Company by Parent. Parent is a wholly-owned subsidiary of Ocean Group plc, a corporation organized under the laws of the United Kingdom. The Merger Agreement is filed herewith as Exhibit 2 and is incorporated herein by reference.

            Pursuant to the Merger Agreement, Acquisition has agreed, subject to the terms and conditions contained therein, to commence a cash tender offer (the "Offer") to acquire all outstanding shares of common stock, par value $.05 per share (the "Shares"), of the Company at a price of $23.00 per share, net to the seller in cash. The consummation of the Offer will be conditioned on, among other things, (i) there being tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares which, together with any Shares owned by Parent or Acquisition, would constitute at least a majority of the outstanding Shares on a fully-diluted basis or (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            The Merger Agreement provides that, following the consummation of the Offer, Acquisition will be merged with and into the Company, subject to certain conditions. In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares (i) held in the Company's treasury or by and of the Company's subsidiaries, (ii) held by Parent, Acquisition or any other subsidiary of parent and (iii) held by stockholders, if any, who are entitled to and properly exercise appraisal rights under the General Corporation Law of the State of Delaware with respect to their shares and who have not effectively withdrawn or lost such rights) will be converted into the right to receive $23.00 per share (or any greater amount paid per Share pursuant to the Offer), net to the seller in cash.

            Concurrently with the execution and delivery of the Merger Agreement, certain of the Company's directors, who collectively own approximately 8.4% of the Shares, have entered into a definitive agreement with Parent and Acquisition pursuant to which such director has agreed, among other things, to tender his Shares pursuant to the Offer and to grant to Parent and Acquisition an option to purchase such Shares at a purchase price of $23.00 per share, exercisable upon the occurrence of certain events. The form of Tender And Voting Agreement And Irrevocable Proxy is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

            A copy of the press release of the Company announcing the transactions is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 7. Financial Information and Exhibits.

(c)   Exhibits

      2. Agreement and Plan of Merger, dated as of July 27, 1999, by and among Mark VII, Inc., MSAS Global Logistics Inc. and MSAS Acquisition Corporation. (schedules omitted (1)).

      99.1  Press Release of Mark VII, Inc., issued July 27, 1999.

      99.2 Form of Tender And Voting Agreement And Irrevocable Proxy, dated as of July 27, 1999 (schedule omitted (1)).

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(1) The Company shall supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Mark VII, Inc.
                                          (Registrant)


Date: July 28, 1999                       By: /s/ James T. Graves
                                              ----------------------------------
                                          Name: James T. Graves
                                          Title: Vice Chairman, General Counsel
                                                 and Secretary

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                                  EXHIBIT INDEX

Exhibit No.       Description
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2                 Agreement and Plan of Merger, dated as of July 27, 1999, by and among Mark VII, Inc., MSAS Global Logistics Inc. and MSAS
                  Acquisition Corporation.

99.1              Press Release of Mark VII, Inc., issued July 27, 1999.

99.2 Form of Tender And Voting Agreement And Irrevocable Proxy, dated as of July 27, 1999.